Exhibit 3(b)
AMENDED AND RESTATED

BY-LAWS

-of-

AMERICAN MEDICAL ALERT CORP.

(a New York corporation)

ARTICLE I

OFFICES

SECTION 1. -Principal Office. The principal office of the Corporation shall be in the City of Oceanside in the State of New York.

SECTION 2. -Other Offices. The Corporation may also have offices at such other places within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDER MEETINGS

SECTION 1. -Annual Meeting. The annual meeting of shareholders of the Corporation shall be held at such time and date as may be determined by the Board of Directors and as shall be designated in the notice of said meeting for the purpose of electing a Board of Directors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 2. -Special Meetings. A special meeting of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called the Chief Executive Officer, the Board of Directors or any officer of the Corporation instructed by the Board of Directors to call such a meeting, and shall be called by any officer in the Office of the President at the request in writing of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 3. -Place. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the Board of Directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at such place within the City of Oceanside as may be designated in the notice of such meeting.

SECTION 4. -Notice.(1) Notice of all meetings shall be in writing and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and to which its business will be limited. The notice for a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given to each shareholder entitled thereto, personally, by mail, or (if consented to by the shareholder) electronically, not fewer than ten days nor more than sixty days before the date of the meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed given when deposited in a United States post office or letter box with postage thereon prepaid, directed to the shareholder at his or her record address or at such other address for the mailing of notices as he or she may have furnished in writing to the Secretary. Notice of a meeting need not be given to any shareholder who attends such meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or who submits a signed waiver of notice, in person or by proxy, before or after the meeting.

SECTION 5. -Fixing Record Date.(2) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive pay-ment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this Section 5 for the adjourned meeting.

SECTION 6. -Adjourned Meeting. No notice need be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting the Corporation may transact any business which might have been transacted on the original date of the meeting. If a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice of the meeting.

SECTION 7. -Conduct of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, or if none is in office or in the absence of the Chairman of the Board, the President or, in his or her absence, by a Vice President or, if none of the foregoing is in office and present, a chairman to be chosen by the shareholders. The Secretary of the Corporation or, in his absence, an Assistant Secre-tary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The order of business at all meetings of the shareholders shall be determined by the chairman of the meeting.

SECTION 8. -Appointment of Inspectors. The Board of Directors, in advance of any meeting, may appoint one or more inspectors, who need not be share-holders, to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made at the meeting by the chair-man thereof. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meet-ing with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabu-late all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors, if any, shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

SECTION 9. -List of Shareholders. A list of the shareholders entitled to vote at any meeting of shareholders as of the record date for the determination thereof, certified by the Secretary or by the transfer agent or agents for the Corpora-tion, shall be produced at such meeting upon the request of any shareholder made at or prior to such meeting.

SECTION 10. -Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

SECTION 11. -Proxies. Any shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder execut-ing it, except as otherwise provided by statute.

SECTION 12. -Voting. Except as otherwise provided by statute or by the Certificate of Incorporation, each holder of record of shares of the Corporation hav-ing voting rights shall be entitled at each meeting of shareholders to one vote for each share of the Corporation standing in his name on the records of the Corporation on the date fixed as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting. Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action other than the election of directors to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares present, in person or by proxy, and entitled to vote on such action. Directors shall be elected as pro-vided in Section 2 of Article III. Unless required by statute or determined by the chairman of the meeting to be advisable, no vote need be by ballot, but in case of a vote by ballot, each ballot shall be signed by the voting shareholder or his proxy and shall state the number of shares voted.

SECTION 13. -Action without a Meeting. Whenever the shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all shares entitled to vote thereon.

SECTION 14. Nominations and Business at Meetings.(3) At any annual meeting of shareholders, only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election as Directors, and only business which is proposed in accordance with the procedures set forth in this Section 14 shall be considered for action by shareholders. Nominations of persons for election to the Board of Directors of the Company may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this Section 14. Business to be considered at a meeting of shareholders may be proposed (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this Section 14. Such nominations or business proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company and such business proposals must, under applicable law, be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date the Company's proxy statement was released to security holders in connection with the previous year's annual meeting; provided, that, if the Company did not hold such previous year's annual meeting or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, then such shareholder's notice shall be so delivered or mailed and received not less than 30 days in advance of the anticipated date of mailing (as publicly announced by the Company) of the Company’s proxy statement for the next annual meeting of stockholders.

Such shareholder's notice shall set forth (a) as to each person whom such shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the shareholder making such proposal or such other person on whose behalf such proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company's books, and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is made, and (ii) the class and number of shares of the Company which are owned by such shareholder or person, either beneficially or of record. No person shall be eligible for election as a Director of the Company and no business shall be conducted at the annual meeting of shareholders unless nominated or proposed in accordance with the procedures set forth in this Section 14.

Except as may otherwise be required by applicable law, nothing herein shall obligate the Company to include in the Company’s proxy statement any nominee for Director nominated by a shareholder or any other shareholder proposal. In addition, nothing herein shall require the Company to submit to the shareholders any proposal which is otherwise excludable or improper under applicable law. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the provisions of this Section 14 and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

ARTICLE III

DIRECTORS

SECTION 1. -Powers, Qualifications and Number. The property, affairs and business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorpora-tion directed or required to be exercised or done by the shareholders. Each director shall be at least eighteen years of age, but need not be a shareholder, a citizen of the United States or a resident of the State of New York. The number of directors consti-tuting the Board of Directors shall be two unless changed as provided below, and in any event shall be at least two, except that where all the issued and outstanding shares of the Corporation are owned beneficially and of record by fewer than two shareholders, the number of directors may be less than two but not less than the num-ber of such shareholders. Subject to the foregoing limitation, the number of directors may be increased or decreased at any time and from time to time by a resolution of the Board of Directors adopted by a majority of the directors which the Corporation would have if there were no vacancies, provided that no decrease shall become effec-tive until the next annual meeting of shareholders if its effectiveness would shorten the term of any incumbent director.

SECTION 2. -Election, Term and Vacancies. Except as otherwise pro-vided by statute or by the Certificate of Incorporation, directors shall be elected at each annual meeting of shareholders by a plurality of the votes cast thereat by the holders of shares present, in person or by proxy, and entitled to vote in the election; such directors, and directors who are elected in the interim prior to such a meeting to fill newly-created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In the interim prior to a meeting of shareholders for the election of directors, newly-created direc-torships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the directors then in office, although less than a quorum exists.

SECTION 3. -Resignation and Removal. Any director may resign at any time by giving written notice of his resignation to the Board of Directors, the Office of the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless other-wise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed for cause or without cause by the shareholders at a special meeting therefor and, except as otherwise pro-vided by statute or by the Certificate of Incorporation, may be removed for cause by the Board of Directors.

SECTION 4. -Committees. Whenever there shall be more than three directors, the Board of Directors may, by resolution adopted by a majority of the directors which the Corporation would have if there were no vacancies, designate from among its members three or more directors to constitute committees, which committees, to the extent conferred by the resolu-tions designating such committees and except as otherwise provided by statute, shall have and may exercise the authority of the Board of Directors. Unless the Board of Directors shall provide otherwise, a majority of the members of any such committee may fix the time and place of its meetings and determine its action. The Board of Directors shall have the power at any time to fill vacancies in, change the member-ship of or dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing committees consisting in whole or in part of persons who are not directors of the Corporation, provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 5. -Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services to the Corporation in any capacity, including a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation, its subsid-iaries or affiliates in any capacity and receiving compensation therefor.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. -Place, Time, Call and Notice. Meetings of the Board of Directors shall be held at such time and at such place, within or without the State of New York, as the Board of Directors may from time to time fix or as shall be specified in the notice of any such meeting, except that the first meeting of a newly-elected Board of Directors for the election or appointment of officers and the transaction of other business shall be held as soon after its election as the directors may conve-niently assemble and, if possible, at the place at which the annual meeting of share-holders which elected them was held. No call or notice shall be required for regular or stated meetings for which the time and place have been fixed, and no notice shall be required for any first meeting of a newly-elected Board of Directors which is held immediately following an annual meeting of shareholders at the same place as such meeting. If any day fixed for a regular or stated meeting shall be a legal holiday at the place where the meeting is to be held, such meeting shall be held at the scheduled hour on the next business day not a legal holiday. Special meetings may be called by or at the direction of the President or a majority of the directors of the Corporation. Notice of the time and place of special meetings and of any first meeting of a newly-elected Board of Directors which is not held immediately following an annual meeting of shareholders at the same place as such meeting shall be given by the Sec-retary to each director (a) by mail, depositing such notice, in a sealed wrapper addressed to such director, in a United States Postal Service post office or letter box, with first-class postage thereon prepaid, at least 72 hours before the time at which such meeting is to be held, (b) by the "express mail" service of the United States Postal Service, depositing such notice, in a sealed "express mail" envelope addressed to such director, in a United States Postal Service post office or "express mail" letter box, with "express mail" postage prepaid, or by depositing such notice in a sealed envelope addressed to such director for delivery with another overnight courier ser-vice, in either such case at least 48 hours before the time at which such meeting is to be held or (c) by telegraph, telecopier, cable or wireless addressed to such director, delivery to him personally or by telephone or any other method of communication by which such director shall actually receive such notice, at least 24 hours before the time at which such meeting is to be held. The notice of any meeting need not specify the purpose thereof. Any requirement of furnishing a notice shall be waived by any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 2. -Quorum and Action. A majority of the directors which the Corporation would have if there were no vacancies shall constitute a quorum, except that when a vacancy or vacancies prevent such a majority, a majority of the directors then in office shall constitute a quorum, provided such majority shall constitute at least one-third of the directors which the Corporation would have if there were no vacancies. A majority of the directors present, whether or not a quorum, may adjourn a meeting to another time and place. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally sched-uled. Except as otherwise provided herein or by statute, the vote of a majority of the directors present at the time of the vote, a quorum being present at such time, shall be the act of the Board of Directors.

SECTION 3. -Conduct of Meetings. The Chairman of the Board, if pre-sent, shall preside at all meetings. Otherwise, the President, if a director and present (if more than one, as chosen by the Board of Directors), or, if neither of the foregoing is present, any other director chosen by the Board of Directors, shall preside. The Secretary of the Corporation, if a director and present, shall act as secretary of the meeting and keep the minutes thereof. Otherwise, a director appointed by the chair-man of the meeting shall act as secretary and keep the minutes thereof.

SECTION 4. -Action without a Meeting. Any action required or permit-ted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee consent in writing to the adoption of a resolution authorizing the action and the written consent thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 5. -Action by Conference Call. Any one or more members of the Board of Directors of the Corporation or of any committee thereof may partici-pate in a meeting of the Board of Directors or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS

SECTION 1. -Number, Election and Vacancies. The Board of Directors at its first meeting after the election of directors in each year shall elect or appoint a President and a Secretary and may at any time and from time to time elect or appoint a Chairman of the Board, one or more Vice Presidents (one or more of which may be designated by the Board of Directors as Executive or Senior Vice Presidents), a Controller, one or more Assistant Vice Presidents, Assistant Secre-taries, and Assistant Controllers and such other officers, agents and employees as it may deem desirable. Any two or more offices may be held by the same person, except the offices of President and Secretary, unless all the issued and outstanding shares of the Corporation are owned by one person, in which case such person may hold all or any combination of offices. The election or appoint-ment of an officer shall not of itself create any contract rights. A vacancy in any office may be filled for the unexpired term by the Board of Directors at any meeting.

SECTION 2. -Term of Office, Resignation and Removal. Unless other-wise prescribed by the Board of Directors, each officer of the Corporation shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Notwithstanding anything in the foregoing to the contrary, any officer may be removed at any time by the Board of Directors with cause or without cause.

SECTION 3. -Security. The Board of Directors may require any officer, agent or employee of the Corporation to post a bond or give other security for the faithful performance of his or her duties.

SECTION 4. -Chairman of the Board. The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time assign to him or her.

SECTION 5. President and Chief Executive Officer.(4) The President and Chief Executive Officer shall, in the absence of the Chairman and the Board, preside at all meetings of the shareholders and of the Board of Directors at which he is present. The President and Chief Executive Officer shall have general supervision over, and shall direct the business and affairs of the Corporation. The President and Chief Executive Officer shall have all powers and duties usually incident to the office of the President and Chief Executive Officer except as specifically limited by resolution of the Board of Directors. The President and Chief Executive Officer shall have such other powers and perform other duties as may be assigned to him from time to time by the Board of Directors.

SECTION 6. -Vice Presidents. Each Vice President shall have such desig-nation and seniority as the Board of Directors may determine and such powers and duties as the Board of Directors or, subject to the control of the Board of Directors, the Office of the President may from time to time assign to him or her.

SECTION 7. -Secretary. The Secretary shall, if present, act as the secre-tary of, and keep the minutes of, all meetings of the shareholders and, if a director, of the Board of Directors, and shall be responsible for the giving of notice of all meetings of the shareholders and of the Board of Directors. He or she shall be custodian of the seal of the Corporation, which he or she shall affix to any instrument requiring it whose execution has been authorized, and of the corporate records (except accounting records), and shall have such other powers and duties as generally pertain to the office and as the Board of Directors or, subject to the control of the Board of Directors, the President may from time to time assign to him or her.

SECTION 8. -Other Officers; Absence and Disability. The other offic-ers of the Corporation shall have such powers and duties as generally pertain to their respective offices and as the Board of Directors or, subject to the control of the Board of Directors, the President may from time to time assign to them. The Assistant Vice Presidents, the Assistant Secretaries, and the Assistant Con-trollers, if any, shall, in the order of their respective seniorities, in case of the absence or disability of a Vice President, the Secretary, or the Con-troller, respectively, perform the duties of such officer and have such powers and other duties as the Board of Directors or the President may from time to time pre-scribe. In case of the absence or disability of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any other person whom it may select.

SECTION 9. -Compensation of Officers. The Board of Directors shall have authority to fix the salary and other compensation, if any, of any officer of the Corporation or to appoint a committee for such purpose. Nothing herein con-tained shall be construed to preclude any officer from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

INDEMNIFICATION

Each person who is made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he or she, his or her testa-tor or intestate is or was a director or officer of the Corporation or serves or served any other entity in any capacity at the request of the Corporation shall be indemnified by the Corporation to the maximum extent permitted by statute as amended from time to time.

ARTICLE VII

BOOKS AND RECORDS; BANK ACCOUNTS

SECTION 1. -Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors and of any committee which the directors may appoint, and shall keep at the office of the Corporation in the State of New York or at the office of its transfer agent or registrar, if any, in such state, a record con-taining the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The person in whose name shares stand in such record shall be deemed the owner thereof for all purposes as regards the Corporation. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

SECTION 2. -Bank Accounts. The Board of Directors may from time to time authorize the opening and maintenance of general and special bank accounts with such banks, trust companies or other depositaries as the Board of Directors may designate or as may be designated by any officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

ARTICLE VIII

SHARES

SECTION 1. -Certificates Representing Shares. Shares of the Corpora-tion shall be represented by certificates, in such form as shall from time to time be approved by the Board of Directors, which certificates shall be signed in the name of the Corporation by the Chairman of the Board, President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of its issue.

SECTION 2. -Share Transfers. Transfers of shares of the Corporation shall be made on the share records of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or transfer clerk appointed as provided in Section 4 of this Article, upon surrender of the certifi-cate or certificates for such shares properly endorsed and the payment of all taxes due thereon, together with such proof of the authenticity of the signature as the Cor-poration or its agents may reasonably require, and upon compliance with any provi-sions restricting the transferability of such shares. The Board of Directors may from time to time make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the Corporation.

SECTION 3. -Lost, Stolen, Destroyed or Mutilated Certificates. No cer-tificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require and, in the case of lost or stolen certificates, on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such form and amount and secured by such surety as the Board of Directors may in its discretion require. The Board of Directors shall have the right from time to time to prescribe such rules and procedures as it shall deem advisable with respect to lost, stolen, destroyed or mutilated certificates and the issuance of new certificates in place thereof.

SECTION 4. -Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, whose respective duties shall be defined by the Board of Directors. The duties of transfer agent and registrar may be combined. No certificate for shares shall be valid unless countersigned by a transfer agent, if the Corporation has a trans-fer agent, or by a registrar, if the Corporation has a registrar. The signature of a transfer agent may be a facsimile.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe. The corporate seal on any corporate bond or other obligation for the pay-ment of money may be a facsimile.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be such fiscal year as the Board of Directors may from time to time fix.

ARTICLE XI

VOTING OF SHARES IN OTHER CORPORATIONS

Shares in other corporations which are held by the Corporation may be voted by the President or a Vice President of the Corporation, or by a proxy or proxies appointed by one of them, provided, however, that the Board of Directors may in its discretion appoint some other person to vote such shares.

ARTICLE XII

AMENDMENT OF BY-LAWS

In addition to the right of shareholders to adopt, amend, alter, change, add to or repeal these Bylaws, the Board of Directors may also adopt, amend, alter, change, add to or repeal these Bylaws, except that the Board of Directors shall have no power to change the quorum for meeting of shareholders or of the Board of Directors, or to change any provisions of the Bylaws with respect to removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. No amendment of the Bylaws pertaining to the election of directors or the procedures for the calling and conduct of a meeting of shareholders shall affect the election of directors or the procedures for the calling or conduct in respect of any meeting of shareholders unless adequate notice thereof is given to the shareholders in a manner reasonably calculated to provide shareholders with sufficient time to respond thereto prior to such meeting.

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(1) The second sentence of Section 4, Article II, was amended on May 23, 2005.
(2) The second sentence of Section 5, Article II, was amended on May 23, 2005.
(3) Section 14 of Article II was added by amendment on November 5, 2003.
(4) Section 5 of Article V was amended and restated on December 22, 2007.